Exhibit 23.1

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated September 17, 2010 on the financial statements of Obscene Jeans Corporation for the period from September 21, 2009 (date of inception) through August 31, 2010, as filed with the Securities and Exchange Commission on Form 10-K, September 20, 2010.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor Florida

August 19, 2011